Exhibit 99.1

Company Contact:	Michael Umana
Saucony, Inc.
Chief Financial Officer,
Chief Operating Officer and Treasurer
(978) 532-9000
(800) 625-8080

Investor Relations:	Chad A. Jacobs/Brendon Frey
Integrated Corporate Relations
(203) 222-9013
cjacobs@icr-online.com

For Immediate Release

SAUCONY, INC. REPORTS SECOND QUARTER FISCAL 2005 RESULTS

Peabody, Massachusetts – July 27, 2005 — Saucony, Inc. (NASDAQ: SCNYA and SCNYB) today announced financial results for the quarter ended July 1, 2005.

Net sales for the second quarter decreased 8.8%, to $40.1 million, compared to $44.0 million in the second quarter of 2004. The Company’s gross margin in the second quarter of fiscal 2005 decreased to 40.4% compared to 41.1% in the second quarter of 2004. Selling, general and administrative expenses as a percentage of net sales increased to 33.4% in the second quarter of 2005 compared to 29.2% in the second quarter of 2004. In absolute dollars, selling, general and administrative expenses increased 4.5%, due primarily to $802,000 in transaction costs related to the evaluation of our strategic alternatives and the sale of the company and $150,000 in costs related to the settlement of a patent infringement lawsuit, offset in part by lower incentive compensation. The Company does not receive any tax benefit from the transaction costs as they are not deductible for tax purposes. Net income decreased 44.4% to $1.7 million in the second quarter of 2005, compared to $3.0 million in the second quarter of 2004, primarily because of lower revenues and the transaction costs referred to above. Diluted earnings per share decreased to $0.22 per Class A share and $0.24 per Class B share in the second quarter of 2005, compared to diluted earnings per share of $0.41 per Class A share and $0.45 per Class B share for the comparable period in 2004.

For the six months ended July 1, 2005, net sales decreased 9.9%, to $82.0 million, compared to $90.9 million in the comparable period of 2004. The Company’s gross margin in the first six months of fiscal 2005 increased to 41.2% compared to 40.8% in the six months ended July 2, 2004. Selling, general and administrative expenses as a percentage of net sales increased to 31.8% for the six months ended July 1, 2005 compared to 27.4% in the six months ended July 2, 2004. In absolute dollars, selling, general and administrative expenses increased 4.4%, due primarily to $922,000 in transaction costs related to the evaluation of our strategic alternatives and the sale of the company and $150,000 in costs related to the settlement of a patent infringement lawsuit. The Company does not receive any tax benefit from the transaction costs as they are not deductible for tax purposes. Net income for the six months ended July 1, 2005 decreased 32.9% to $4.9 million, compared to $7.3 million in the comparable period of 2004, primarily because of lower revenues and the transaction costs referred to above. Diluted earnings per share decreased to $0.64 per Class A share and $0.70 per Class B share for the six months ended July 1, 2005, compared to diluted earnings per share of $0.98 per Class A share and $1.08 per Class B share for the six months ended July 2, 2004.

The following table provides details of net sales for the quarter and six months ended July 1, 2005 in comparison to the quarter and six months ended July 2, 2004.

Net Sales

(dollars in thousands)

	Quarter Ended July 1, 2005	Quarter Ended July 2, 2004	Six Months Ended July 1, 2005	Six Months Ended July 2, 2004
Saucony
Domestic	$25,794	$30,146	$50,850	$60,689
International	9,141	8,215	19,610	18,771

	34,935	38,361	70,460	79,460

Other Products
Domestic	4,912	5,313	10,891	10,738
International	254	305	601	750

	5,166	5,618	11,492	11,488

Total	$40,101	$43,979	$81,952	$90,948

Our backlog of open orders at July 1, 2005 scheduled for delivery within the next five months (July 1, 2005 – November 25, 2005) decreased 8.9% to $40.9 million, compared to $44.9 million at July 2, 2004. At July 1, 2005, the open order backlog for delivery in the next 12 months decreased 9.7% to $44.2 million, from $49.0 million at July 2, 2004.

Saucony, Inc. designs, develops, and markets (i) a broad line of performance-oriented athletic shoes for adults under the Saucony® brand name, (ii) athletic apparel under the Hind® brand name and (iii) athletic and workplace shoes under the Spot-bilt® name.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “will”, “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K under “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Certain Other Factors that May Affect Future Results” (“Certain Factors”) filed by Saucony, Inc. with the Securities and Exchange Commission on March 16, 2005, which Certain Factors discussion is incorporated herein by this reference. In particular, there can be no assurance as to the level of earnings per share, net sales, total costs and expenses and other operating results that will be achieved or experienced by the Company in any period because such items are materially dependent upon the condition of the domestic and world economies, the impact of foreign regulation and the performance of foreign suppliers, competition from other parties, consumer preferences, the inherent uncertainties in estimating conditions in the environment and the costs of addressing such conditions and the Company’s assessment and implementation of its strategic alternatives. All forward-looking statements are made only as of the date of this press release. The Company makes no undertaking to update any of these statements.

SAUCONY, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(Unaudited)

(in thousands, except per share amounts)

ASSETS

	July 1, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$30,164	$12,042
Short-term investments	300	20,694
Accounts receivable	28,935	22,485
Inventories	23,762	25,645
Deferred taxes	2,036	2,455
Prepaid expenses and other current assets	1,163	1,316

Total current assets	86,360	84,637

Property, plant and equipment, net	9,059	9,570

Other assets:
Goodwill	912	912
Deferred charges, net	191	91
Other	1,036	1,047

Total other assets	2,139	2,050

Total assets	$97,558	$96,257

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of capitalized lease obligations	$65	$63
Accounts payable	9,621	10,484
Accrued expenses and other current liabilities	9,606	11,249
Environmental accrual	1,957	2,275

Total current liabilities	21,249	24,071

Long-term obligations:
Capitalized lease obligations, net of current portion	107	138
Other long-term obligations	1,012	932
Deferred income taxes	1,905	1,964

Total long-term obligations	3,024	3,034

Minority interest in consolidated subsidiary	529	461

Stockholders’ equity:
Common stock, $.33 1/3 par value	2,233	2,205
Additional paid in capital	18,839	18,049
Retained earnings	50,866	46,693
Accumulated other comprehensive income	818	1,744

Total	72,756	68,691

Total liabilities and stockholders’ equity	$97,558	$96,257

SAUCONY, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

For the quarter and the six months ended July 1, 2005 and July 2, 2004

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended July 1, 2005	Quarter Ended July 2, 2004	Six Months Ended July 1, 2005	Six Months Ended July 2, 2004
Net sales	$40,101	$43,979	$81,952	$90,948
Other revenue	65	103	161	282

Total revenue	40,166	44,082	82,113	91,230

Costs and expenses
Cost of sales	23,899	25,908	48,156	53,820
Selling expenses	5,871	6,311	11,622	12,369
General and administrative expenses	7,532	6,512	14,426	12,590

Total costs and expenses	37,302	38,731	74,204	78,779

Operating income	2,864	5,351	7,909	12,451
Non-operating income (expense)
Interest income	166	57	323	126
Interest expense	(1)	—	(4)	—
Foreign currency	212	(217)	312	(361)
Other	5	9	29	12

Income before income taxes and minority interest	3,246	5,200	8,569	12,228
Provision for income taxes	1,513	2,129	3,596	4,888
Minority interest in income of consolidated subsidiary	39	26	89	64

Net income	$1,694	$3,045	$4,884	$7,276

Per share amounts:

Earnings per share:
Basic:
Class A common stock	$0.24	$0.44	$0.69	$1.07

Class B common stock	$0.26	$0.49	$0.76	$1.18

Diluted:
Class A common stock	$0.22	$0.41	$0.64	$0.98

Class B common stock	$0.24	$0.45	$0.70	$1.08

Weighted average common shares and equivalents outstanding:
Basic:
Class A common stock	2,521	2,521	2,521	2,521
Class B common stock	4,177	3,992	4,157	3,896

	6,698	6,513	6,678	6,417

Diluted:
Class A common stock	2,521	2,521	2,521	2,521
Class B common stock	4,666	4,527	4,683	4,430

	7,187	7,048	7,204	6,951

Cash dividends per share of common stock:
Class A common stock	$0.050	$0.050	$0.100	$4.100
Class B common stock	$0.055	$0.055	$0.110	$4.110